Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. Exhibit 10.17 CHANGE ORDER NO. 13 TO WORK ORDER #5997-01 – [**] This Change Order No. 13 entitled ― [**] (“Change Order No. 13”) effective as of April 23, 2021 (“Change Order No. 13 Effective Date”) to Work Order #5997-01 by and between AstraZeneca Pharmaceuticals LP (“Astrazeneca”) and Emergent Manufacturing Operations Baltimore, LLC (“Service Provider”) hereby adds to the scope of Services set forth in Work Order #5997-01 entered into by the Parties pursuant to the Master Services Agreement dated July 24, 2020 (the “Master Services Agreement”). Capitalized terms used in this Change Order that are not otherwise defined herein have the meanings given to them in the Master Services Agreement. In consideration of the mutual promises contained therein and herein and for other good and valuable consideration the receipt and adequacy of which each of the Parties does hereby acknowledge, the Parties hereby agree as follows: 1. Purpose and Description of Change. The purpose of this Change Order No. 13 is to purchase certain equipment, [**] (the “Equipment”) and add related services to the Services set forth in Work Order #5997-01. In addition to the Services set forth in Work Order #5997- 01(including without limitation, within prior Change Orders), Service Provider will render to Astrazeneca the following Services: purchase the Equipment. 2. Service Fees. 2.1 In addition to fees and pass-through costs set forth in Work Order 5997-01 and in prior Change Orders, the additional amounts due to Service Provider for Services included under this Change Order No. 13 shall be as follows: Total Task Direct Fees Est. Pass Through Costs* Line Total [**] [**] [**] [**] Grand Total [**] [**] [**] *The estimated pass through costs are exclusive of the administrative fee. The administrative fee of [**]% will be added to the actual cost of the pass-through costs. 2.2 Astrazeneca shall pay Service Provider all fees and costs set forth in Section 2.1 of this Change Order No. 13 in accordance with the following payment schedule: [**]% upfront upon initiation of the specified activity or task. 3. Ownership and Use of Equipment. The Parties agree that Service Provider shall own the Equipment and such ownership shall survive the expiration or termination of the Agreement. Service Provider may utilize the Equipment to produce [**] provided however, that during the

CONFIDENTIAL AND PROPRIETARY Term of the Agreement such Equipment will be allocated for manufacturing Product bulk drug substance as necessary to perform Services set forth in Product Schedule(s). 4. Miscellaneous. Except as amended herein, all terms and conditions of Work Order 5997- 01 remain unchanged and in full force and effect. IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Change Order as of the Change Order Effective Date. ASTRAZENECA PHARMACEUTICALS LP BY: /s/ Michelle Vincent Name: Michelle Vincent Title: Supplier Relationship Manager, BES Date: May 26, 2021 EMERGENT MANUFACTURING OPERATIONS BALTIMORE, LLC BY: /s/ Jon Lenihan Name: Jon Lenihan Title: Senior Director, Head of Sales & BD Date: May 26, 2021